LETTER FROM AUDITOR PURSUANT TO RULE 12b-25(c) (on letterhead):



Dohan and Company
Certified Public Accountants
(A Professional Association)
7700 North Kendall Drive
Miami, FL 33156-7584



Telephone:  (305) 274-1366
Facsimile:  (305) 274-1368



October 21, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548



Re:

Ladies and Gentlemen:


Our report of the examination of the audited financial statements of American Millennium Corporation, Inc. as of July 31, 1998, cannot be issued by the required filing date of Form 10-K, because we have not received the financial information necessary to perform our procedures.



Very Truly Yours,


/s/  Steven H. Dohan, CPA
     --------------------
     Dohan and Company, CPA's



cc: American Millennium Corporation, Inc.



Member:

Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants
Private Companies and SEC Practice Sections
Accounting Group International
Offices in Principal Cities